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                                                                   EXHIBIT 10.37

                     AMENDED AND RESTATED SECURITY AGREEMENT

          This AMENDED AND RESTATED SECURITY AGREEMENT (this "AGREEMENT") dated as of March 24, 2003 is made by Midway Games Inc., a Delaware corporation (the "COMPANY"), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 22) (the Company, the Persons so listed and the Additional Grantors being, collectively, the "GRANTORS"), in favor of Bank of America, N.A., as agent (together with any successors and assigns, the "AGENT") for the Banks defined in the Credit Agreement referred to below. The Agent, the Banks, the Issuing Bank (as defined in the Credit Agreement), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document (as defined in the Credit Agreement) and the successors and assigns of each of the foregoing are herein referred to collectively as the "SECURED PARTIES."

                             PRELIMINARY STATEMENTS.

          (1) The Company has entered into an Amended and Restated Credit Agreement dated as of March 24, 2003 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the Agent, the Banks and Banc of America Securities LLC as Arranger.

          (2) Pursuant to Section 7.15 of the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Agent for the benefit of the Secured Parties a security interest in all of its personal property and fixtures now owned or hereafter acquired.

          (3) Each Grantor is the owner of the shares (the "INITIAL PLEDGED SHARES") of stock set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule I hereto and issued by the corporations named therein and of the indebtedness (the "INITIAL PLEDGED DEBT") set forth opposite such Grantor's name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

          (4) The Company has authorized the Agent to open a collateral securities account (the "COLLATERAL ACCOUNT"), with Bank of America, N.A. at its office at 231 South LaSalle Street, Chicago, Illinois 60697 (or at such other location as the Agent shall have designated to the Company), in the name of the Agent and under the sole control and dominion of the Agent and subject to the terms of this Agreement.

          (5) The Company has authorized the Agent to open collateral securities account (the "L/C COLLATERAL ACCOUNT"), with Bank of America, N.A. at its office at 231 South LaSalle Street, Chicago, Illinois 60697 (or at such other location as the Agent shall have designated to the Company), in the name of the Agent and under the sole control and dominion of the Agent and subject to the terms of this Agreement.

          (6) The Company and certain Grantors have opened cash concentration deposit accounts set forth on Schedule XI hereto (the "CASH CONCENTRATION ACCOUNTS"), with Bank of America, N.A., with respect to which the Company and the applicable Grantors have entered into letter agreements substantially in the form of Exhibit G hereto (or such other form acceptable to the Agent). The Company and each of the applicable Grantors hereby authorize

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the Agent to designate each Cash Concentration Account in such manner as shall be acceptable to the Agent.

          (7) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

          (9) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of Illinois ("ILLINOIS UNIFORM COMMERCIAL CODE") and/or defined in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. The term "FEDERAL BOOK ENTRY REGULATIONS" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2, Section 357.10 through Section 357.14 and Section
357.41 through Section 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Credit Extensions under the Credit Agreement, each Grantor hereby agrees with the Agent as follows:

          Section 1. GRANT OF SECURITY. Each Grantor hereby assigns and pledges to the Agent for the benefit of the Secured Parties, and hereby grants to the Agent for the benefit of the Secured Parties a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

          (a) all equipment in all of its forms (including, without limitation, all machinery, equipment, furnishings, tools, parts and supplies) all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions being the "EQUIPMENT");

          (b) (i) all inventory in all of its forms and raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "INVENTORY"). Inventory shall not include inventory which is expressly subject to an intellectual property licensing agreement which permits the licensor to terminate such agreement in the event a security

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     interest is granted by the licensee in such inventory without the consent of the licensor (the "EXCLUDED INVENTORY");

          (c) all accounts, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind owed to such Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all security agreements, leases, guaranties, indemnities and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not included in clause (d), (e),
     (f) or (g) below, being the "RECEIVABLES", and any and all such security agreements, guaranties, indemnities, leases and other contracts being the "RELATED CONTRACTS");

          (d)   the following (the "SECURITY COLLATERAL"):

                (i) the Initial Pledged Shares and the certificates, if any, representing the Initial Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Shares;

                (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt (including, without limitation, the master promissory note in the form of Exhibit H attached hereto) and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

                (iii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by such Grantor in any manner (such shares, together with the Initial Pledged Shares, being the "PLEDGED SHARES"), and the certificates, if any, representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the "PLEDGED DEBT") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

                (v) the securities accounts, all securities entitlements with respect to all financial assets from time to time credited to the any of the Company's accounts (the "PLEDGED SECURITY ENTITLEMENTS"), and all financial assets from time to time credited to the any of the Company's accounts (the "PLEDGED FINANCIAL ASSETS"), and all dividends, interest, cash, instruments and other property from

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          time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets;

                (vi) the commodities accounts, all of the Company's rights in and to all commodity contracts (the "PLEDGED COMMODITY CONTRACTS") from time to time carried in any of the Company's commodities accounts (the "COMMODITY ACCOUNTS"), and all value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Commodity Contracts; and

                (vii) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts,
          (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property;

          (e)   the following (collectively, the "ACCOUNT COLLATERAL"):

                (i) the Collateral Account, all financial assets from time to time credited to the Collateral Account (including, without limitation, all Cash Equivalents(1) from time to time credited to the Collateral Account), and all

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(1) "CASH EQUIVALENTS" means any of the following, to the extent owned by the
Company or any of its Subsidiaries free and clear of all Liens other than Liens created in favor of the Agent and the Banks and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Bank or a member of the Federal Reserve System, which issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, or (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or (d) marketable obligations of any state, territory or possession of the United States of America or any political subdivision of any of the foregoing, or the District of Columbia; which obligations, at the time of acquisition by the Company or any Domestic Subsidiary, are accorded a rating of AA, or better, by Standard & Poor's Corporation and Aa, or better, by Moody's Investors Service, Inc. (or an equivalent rating by another nationally recognized credit rating agency of similar standing if either of such corporations is not then in the business of rating municipal obligations), and having a final maturity not greater than 180 days from the date of investment, or (e) Investments in money market or mutual funds that invest solely in Cash Equivalents of the types described in clauses (a), (b), (c) and (d) above.

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          dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets;

                (ii) the L/C Collateral Account, all financial assets from time to time credited to the L/C Collateral Account (including, without limitation, all Cash Equivalents from time to time credited to the L/C Collateral Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets;

                (iii) the Cash Concentration Accounts, all financial assets from time to time credited to the Cash Concentration Accounts (including, without limitation, all Cash Equivalents from time to time credited to the Cash Concentration Accounts), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets, and all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Concentration Accounts;

                (iv) all Pledged Accounts (as defined in Section 5(a)) from time to time, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Accounts;

                (v) all other deposit accounts of such Grantor from time to time (including, without limitation, all other demand, time, savings, passbook accounts), all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts;

                (vi) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Agent or the Banks for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

                (vii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

          (f) the following (collectively, the "INTELLECTUAL PROPERTY COLLATERAL"):

                (i) all United States, international and foreign patents, patent applications, utility models, and statutory invention registrations, including,

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          without limitation, the patents and patent applications set forth in
          Schedule II hereto (as such Schedule II may be supplemented from time to time by supplements to this Agreement, each such supplement being in substantially the form of Exhibit F hereto (an "IP SECURITY AGREEMENT SUPPLEMENT"), executed and delivered by such Grantor to the Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "PATENTS");

                (ii) all trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, including, without limitation, the trademark registrations and trademark applications set forth in Schedule II hereto (as such Schedule II may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Agent from time to time), and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to allege use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law), and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "TRADEMARKS");

                (iii) all copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule II hereto (as such Schedule II may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Agent from time to time), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "COPYRIGHTS");

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                (iv)    all confidential and proprietary information, including,
          without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information (the "TRADE SECRETS");

                (v) all computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "COMPUTER SOFTWARE");

                (vi) to the extent the following are assignable under the terms thereof and appropriate consents can be obtained through the best efforts of the Grantors, all license agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, including, without limitation, the license agreements set forth in
          Schedule II hereto (as such Schedule II may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Agent from time to time), and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises, (the "LICENSES"); and

                (vii) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Licenses, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

          (g) all general intangibles of every description and in any event including, without limitation: (i) all tax and other refunds, rebates or credits of every kind and nature to which such Grantor is now or hereafter may become entitled; (ii) all good will, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (iii) all interests in limited and general partnerships to the extent not included in the Security Collateral; (iv) all rights of stoppage in transit, replevin and reclamation; (v) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to such Grantor by any governmental authority; and
     (vi) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature;

          (h) all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for such Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing

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     information relating to the Collateral, including, without limitation: (i)
     ledgers; (ii) records indicating, summarizing, or evidencing such Grantor's assets (including Inventory and Receivables), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and
     (vii) any and all other rights now or hereafter arising out of any contract or agreement between such Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Grantor's books or records or with credit reporting, including with regard to the Grantor's accounts (all of the foregoing being the "BOOKS"); and

          (i) all proceeds of any and all of the Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (h) of this Section 1 and this clause (i)) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; (ii) payments (in any form whatsoever) made or due and payable to such Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority);
     (iii) other amounts from time to time paid or payable under or in connection with any of the Collateral or for an account of any damage or injury to or conversion of any Collateral by any Person; (iv) cash and (v) proceeds of proceeds.

Notwithstanding the foregoing, (i) Collateral shall not include the stock or equity interest in any Foreign Subsidiary (as defined in Section 7.15 of the Credit Agreement) and (ii) the security interest of the Agent in any collateral (the "LC Credit Agreement Collateral") furnished pursuant to the LC Credit Agreement is subordinate to the security interest of the Agent and the Banks under (and as defined in) the LC Credit Agreement and related documents, and no rights under this Agreement may be exercised in respect of the LC Credit Agreement Collateral until the occurrence of the Facility Termination Date (as defined in the L/C Account Agreement referred to in the LC Credit Agreement).

          Section 2. SECURITY FOR OBLIGATIONS. The Collateral granted by each Grantor pursuant to this Agreement jointly and severally secures the payment and performance of all Obligations (as defined in the Credit Agreement), all Liabilities (as defined in the Guaranties), all obligations of Guarantors under the Guaranties and all other obligations of Grantors now or hereafter existing under the Loan Documents, in each case whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all of the foregoing being, collectively, the "SECURED OBLIGATIONS").

          Section 3. GRANTORS REMAIN LIABLE. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements

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included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and
(c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          Section 4.    DELIVERY AND CONTROL OF SECURITY COLLATERAL.

          (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. For the better perfection of the Agent's rights in and to the Security Collateral, if requested by the Banks, each Grantor shall forthwith, upon the pledge hereunder of any Security Collateral pursuant to SECTION 1 hereof in which it has any right, title or interest, cause such Security Collateral to be registered in the name of the Agent or such of its nominees as the Agent may direct, subject only to the revocable rights specified in Section 15(a). In addition, the Agent shall have the right at any time after the occurrence of an Event of Default to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations. Also, the Agent shall have the right at any time to convert Security Collateral consisting of financial assets credited to the Securities Account to Security Collateral consisting of financial assets held directly by the Agent, and to convert Security Collateral consisting of financial assets held directly by the Agent to Security Collateral consisting of financial assets credited to the Securities Account.

          (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Agent as the registered owner of such security or (ii) to agree in writing with such Grantor and the Agent that such issuer will comply with instructions with respect to such security originated by the Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Agent. Each Grantor which has issued any Pledged Shares pledged hereunder to any other Grantor hereby agrees that it will follow and comply with the instructions of the Agent with respect to such Pledged Shares without any further consent of such other Grantor.

          (c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement, such Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in writing with such Grantor and the Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Agent without further consent of such

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Grantor, such agreement to be in substantially the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Agent (such agreement being a "SECURITIES ACCOUNT CONTROL AGREEMENT"). The provisions of this Section 4(c) regarding a Securities Account Control Agreement shall not apply to Unblocked Accounts (as defined in Section 5(a)).

          (d) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in writing with such Grantor and the Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit D hereto or otherwise in form and substance satisfactory to the Agent (such agreement being a "COMMODITY ACCOUNT CONTROL AGREEMENT", and all such agreements, together with all Securities Account Control Agreements being, collectively, "CONTROL AGREEMENTS").

          (e) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 4 in order to perfect the security interest granted hereunder in such Collateral.

          Section 5. MAINTAINING THE PLEDGED ACCOUNTS. So long as any Credit Extension or any other Obligation of any Credit Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, or any Bank shall have any Commitment under the Credit Agreement:

          (a) Grantor will not create or permit exist any lockbox or deposit account or investment account except (i) Pledged Accounts (defined below),
     (ii) Cash Concentration Accounts (as defined in Section 6 of the Preliminary Statements), (iii) deposit accounts and investment accounts listed in Schedule X hereto (such deposit accounts and investment accounts listed in Schedule X being herein called the "Unblocked Accounts"), and
     (iv) the cash collateral account (the "LC Credit Agreement Cash Collateral Account") established pursuant to the LC Credit Agreement.

                For purposes hereof, a "Pledged Account" means a lockbox or deposit account or investment account maintained with a bank ("Pledged Account Bank"), provided that such Pledged Account Bank shall have entered into a letter agreement in substantially the form of Exhibit B hereto or such other form as is acceptable to the Agent (or, in the event such Pledged Account Bank is not the Agent, in such other form as may be required by the Agent so as to assure that the Agent has control thereof pursuant to Section 9-104 of the UCC).

          (b) Each Grantor will (i) immediately instruct each Person obligated at any time to make any payment to such Grantor for any reason (an "OBLIGOR") to make such payment to a Pledged Account of such Grantor or to the Cash Concentration Accounts and (ii) deposit in a Pledged Account or pay to the Agent for deposit in the Cash

     Concentration Accounts, at the end of each Business Day, all proceeds of Collateral and all other cash of such Grantor in excess of $500,000 in the aggregate.

          (c) Concurrently with or promptly after entering into a Pledged Account Letter with any Pledged Account Bank, each Grantor will instruct such Pledged Account Bank to transfer to the Cash Concentration Accounts, at the end of each Business Day, in same day funds, an amount equal to the credit balance of the Pledged Account in such Pledged Account Bank. If any Grantor shall fail to give any such instructions to any Pledged Account Bank, the Agent may do so without further notice to any Grantor.

          (d) Each Grantor agrees that it will not add any bank as a Pledged Account Bank or add any account as a Pledged Account to those listed in
     Schedule IX hereto, unless the Agent shall have received at least 10 days' prior written notice of such addition and shall have received a Pledged Account Letter executed by such new Pledged Account Bank and such Grantor or a supplement to an existing Pledged Account Letter covering such new Pledged Account, as the case may be (and, upon the receipt by the Agent of such Pledged Account Letter or supplement, Schedule IX hereto shall be automatically amended to include such Pledged Account Bank or Pledged Account). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or terminate any account as a Pledged Account, unless the Agent shall have received at least 10 days' prior written notice of such termination (and, upon such termination, Schedule IX hereto shall be automatically amended to delete such Pledged Account Bank or Pledged Account).

          (e) Upon any termination of any Pledged Account Letter or other agreement with respect to the maintenance of a Pledged Account by any Grantor or any Pledged Account Bank, such Grantor will immediately notify all Obligors that were making payments to such Pledged Account to make all future payments to another Pledged Account or to the Cash Concentration Accounts. Each Grantor agrees to terminate any or all Pledged Accounts and Pledged Account Letters upon request by the Agent.

          (f) At such times as the Agent shall determine (including on a daily basis) the Agent shall (and is hereby irrevocably authorized and directed by each Grantor to) withdraw amounts from the Pledged Accounts to pay or prepay Revolving Loans outstanding under the Loan Documents. So long as no Event of Default shall have occurred and be continuing, the Company will draw checks on, and otherwise withdraw amounts from, the Pledged Accounts in such amounts as may be required in the ordinary course of business (including, without limitation, to pay or prepay Secured Obligations under the Loan Documents). So long as no Event of Default shall have occurred and be continuing, the Agent will direct the applicable Collateral Bank (as hereinafter defined) to transfer amounts on deposit in the Cash Concentration Accounts to the Pledged Accounts to the extent necessary to pay all checks drawn on, and all amounts otherwise withdrawn from, the Pledged Accounts.

          (g) Each Grantor agrees that it will not add any deposit account or investment account as an Unblocked Account to those listed in Schedule X hereto and will not terminate any deposit or investment account as an Unblocked Account, unless the Agent shall have received at least 10 days' prior written notice of such addition or termination

     (and, upon such addition or termination, Schedule X hereto shall be automatically amended to add or delete such deposit account or investment account, as applicable). Notwithstanding the foregoing, each Grantor further agrees that at any time that any Revolving Loans or L/C Obligations shall be outstanding, it will not permit the aggregate balances of all Unblocked Accounts to exceed $100,000.

          Section 6. MAINTAINING THE CASH CONCENTRATION ACCOUNTS, THE COLLATERAL ACCOUNT AND THE L/C COLLATERAL ACCOUNT. So long as any Credit Extension or any other Obligation of any Credit Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, or any Bank shall have any Commitment under the Credit Agreement:

          (a) The Company will maintain the Cash Concentration Accounts, the Collateral Account and the L/C Collateral Account with the Agent or another commercial bank acceptable to the Agent and that, in the case of the Cash Concentration Accounts, the Collateral Account and the L/C Collateral Account, has entered into a Securities Account Control Agreement (the Agent or any bank with which the Cash Concentration Accounts, the Collateral Account or the L/C Collateral Account are maintained being a "COLLATERAL BANK").

          (b) It shall be a term and condition of each of the Cash Concentration Accounts, the Collateral Account and the L/C Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Cash Concentration Accounts, the Collateral Account or the L/C Collateral Account, as the case may be, and except as otherwise provided by the provisions of Sections 5, 8 and 20, that no amount (including interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person from the Cash Concentration Accounts, the Collateral Account or the L/C Collateral Account, as the case may be.

          Section 7. INVESTING OF AMOUNTS IN THE CASH CONCENTRATION ACCOUNTS, THE COLLATERAL ACCOUNT AND THE L/C COLLATERAL ACCOUNT. The Agent will, subject to the provisions of Sections 5, 8 and 20, from time to time direct the applicable Collateral Bank to (a) invest amounts received with respect to the Cash Concentration Accounts, the Collateral Account and the L/C Collateral Account in such Cash Equivalents credited to the Cash Concentration Accounts, the Collateral Account and the L/C Collateral Account, respectively, as the Company may select and the Agent may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited to the Cash Concentration Accounts, the Collateral Account and the L/C Collateral Account, respectively, as the Company may select and the Agent may approve. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in a deposit account with the applicable Collateral Bank in the name of the Agent and under the sole control and dominion of the Agent, such deposit account to be deemed to constitute part of the Cash Concentration Accounts, the Collateral Account or the L/C Collateral Account, as the case may be. In addition, the Agent shall have the right at any time to direct the applicable Collateral Bank to exchange such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the Cash Concentration Accounts, the Collateral Account or the L/C Collateral Account, as the case may be.

          Section 8.    RELEASE OF AMOUNTS. So long as no Default under
Sections 10.1(a), (f) or (g) of the Credit Agreement or Event of Default shall have occurred and be continuing, the Agent will direct the applicable Collateral Bank to pay and release to the Company or at its order or, at the request of the Company, to the Agent to be applied to the Obligations of the Company under the Loan Documents, in the case of the L/C Collateral Account, such amount, if any, as is then on deposit in the L/C Collateral Account to the extent permitted to be released under the terms of the Credit Agreement governing Cash Collaterilized amounts (as such term is defined in the Credit Agreement) and, in the case of the Collateral Account, the amount, if any, by which the aggregate principal amount of the Cash Equivalents credited to the Collateral Account exceeds all amounts then due and payable under the Loan Documents together with all accrued and unpaid interest and fees under the Credit Agreement.

          Section 9. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

          (a) Except for Collateral in transit, all of the Equipment and Inventory of such Grantor are located at the places specified therefor in
     Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 11(a).

          (b) The chief executive office of such Grantor, the state of incorporation or formation and the original copies of Related Contract to which such Grantor is a party, all Books and all originals of all chattel paper that evidence Receivables of such Grantor, are located at the address specified therefor in Schedule IV hereto, as such Schedule IV may be amended from time to time pursuant to Section 13(a).

          (c) Such Grantor's federal tax identification number are set forth opposite such Grantor's name in Schedule V hereto.

          (d) All Security Collateral consisting of certificated securities and instruments have been delivered to the Agent (except for the treasury shares). None of the Receivables is evidenced by a promissory note or other instrument that has not been delivered to the Agent.

          (e) Except for Collateral in transit, such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Agent relating to the Loan Documents or Permitted Liens.

          (f) Such Grantor has the trade names listed on Schedule VI hereto as such Schedule VI may be amended from time to time pursuant to Section 10(d). Except as set forth in Schedule VI, such Grantor has not, at any time during the preceding five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

          (g) Except for Collateral in transit and subject to Permitted Liens, such Grantor has exclusive possession and control of the Equipment and Inventory and no Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to such Grantor, nor has any inventory been consigned to such Grantor or consigned by such Grantor to any Person or is held by such Grantor for any Person under any "bill and hold" or other arrangement, other than Inventory stored at leased premises or warehouse set forth on Schedule VII for which a landlord's or warehouseman's agreement, in form and substance satisfactory to the Agent, is or will be in effect within 90 days from the effective date hereof, as such Schedule VII may be amended from time to time pursuant to Section 10(d).

          (h) (i) None of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which such Grantor has supplied the Collateral Agent with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the Collateral Agent's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed; and (ii) none of the Equipment is leased from or to any Person, except as set forth in Schedule VIII.

          (i) The Pledged Shares pledged by such Grantor hereunder have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Agent) and is not in default.

          (j) The Initial Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on
     Schedule I hereto, as such Schedule I may be amended from time to time pursuant to Section 10(d). The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding, as of the date hereof, in the principal amount indicated on
     Schedule I hereto, as such Schedule I may be amended from time to time pursuant to Section 10(d).

          (k) All of the investment property constituting Pledged Shares or Pledged Debt owned by such Grantor as of the date hereof is listed on
     Schedule I hereto.

          (l) Such Grantor has no lockbox, deposit account or investment account other than the Pledged Accounts (as listed on Schedule IX), the Unblocked Accounts (as listed on Schedule X), hereto, and the Cash Concentration Accounts (as listed on Schedule XI hereto), as such Schedule IX or Schedule X may be amended from time to time pursuant to Section 5(d) or 5(g). The Unblocked Accounts aggregate balance does not exceed the amount referred to in Section 5(g) hereto. Such Grantor has instructed all existing Obligors to make all payments to either a Pledged Account or the Cash Concentration Accounts.

          (m) All financing statements, other documents for filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral of such Grantor created under this Agreement have been executed and delivered to the Agent or have been (or are in the process of being) made or taken or, in the case of future-acquired Collateral, will be executed and delivered to the Agent or will be made or taken;

          (n) This Agreement creates in favor of the Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations.

          (o) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the assignment, pledge and security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the assignment, pledge and security interest created hereunder (including the first priority nature of such assignment, pledge or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been executed and delivered to the Agent, the recordation of the Intellectual Property Security Agreements referred to in Section 14(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which Agreements have been executed and delivered to the Agent or, in the case of future-acquired Collateral, will be executed and delivered to the Agent and the actions described in Section 4 with respect to Security Collateral will be taken no later than 10 days of the grant of the security interest under this Agreement becoming effective pursuant to
     Section 1, or (iii) for the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

          (p) The Inventory that has been produced or distributed by such Grantor has been produced in compliance in all material respects with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and the aggregate value of Excluded Inventory for all Grantors will not at any time exceed $5,000,000.

          (q) As to itself and its Intellectual Property Collateral, except with respect to Intellectual Property Collateral which is not material to the Company's business:

                (i) To the Grantor's knowledge, the rights of such Grantor in or to the Intellectual Property Collateral do not misappropriate or infringe the intellectual property rights of any third party, and no claim has been asserted that the use of such Intellectual Property Collateral does or may infringe the intellectual property rights of any third party.

                (ii) To the Grantor's best knowledge, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to the Intellectual Property Collateral and is entitled to use all such Intellectual Property Collateral without limitation, subject only to the license terms of the Licenses.

                (iii)   The Intellectual Property Collateral set forth on
          Schedule II hereto includes all of the patents, patent applications, trademark registrations and applications, copyright registrations and applications of such Grantor to the extent such Intellectual Property Collateral is material to the business of the Company and its Subsidiaries taken as a whole.

                (iv) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

                (v) Such Grantor has made or performed or will make or perform within a commercially reasonable time after the effective date of this Agreement, all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and recordation of any of its interests in the Copyrights with the U.S. Copyright Office.

                (vi) No action, suit, investigation, litigation or proceeding has been asserted or is pending or, to the best of such Grantor's knowledge, threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the use of any of the Intellectual Property Collateral, or (ii) alleging that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe or misappropriate any patent, trademark, copyright or any other proprietary right of any third party, except to the extent the foregoing would not have a Material Adverse Effect. To the best of such Grantor's knowledge, no Person is engaging in any activity that infringes upon or misappropriates the Intellectual Property Collateral or upon the rights of such Grantor therein, except to the extent the foregoing would not have a Material Adverse Effect. Except as set forth on Schedule II hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Intellectual Property Collateral, except to the extent the foregoing would not have a Material Adverse Effect.

                (vii) With respect to each License: (A) such License is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such License; (B) such License will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such License or otherwise give the licensor or licensee a right to terminate such License; (C) such Grantor has not received any notice of termination or cancellation under such License; (D) such Grantor has not received any notice of a breach or default under such License, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such License; and (F) neither such Grantor nor any other party to such License is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License.

                (viii) To the Grantor's knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral.

                (ix) None of the Intellectual Property Collateral is subject to any outstanding decree, order, injunction, judgement or ruling restricting the use of such Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

          Section 10.   FURTHER ASSURANCES.

          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by such Grantor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the occurrence of Default or an Event of Default or as the Agent may request, promptly mark conspicuously its Inventory documentation, each chattel paper included in Receivables, each Related Contract, and, at the request of the Agent, its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Agent, indicating that such document, chattel paper, Related Contract, or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent;
(iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, notices or documents as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder (including financing statements and documents in anticipation of the revised
Article 9 of the Uniform Commercial Code); (iv) deliver and pledge to the Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (v) deliver to the Agent evidence that all other action that the Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

          (b) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral of such Grantor without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Agent may reasonably request, all in reasonable detail.

          (d) Each Grantor will (i) notify the Agent, upon 40 days' prior written notice, of any change in the content of Schedule I, VI or VII as the case may be and (ii) provide the Agent a revised Schedule I, VI or VII which shall amend Schedule I, VI, or VII as the case may be, PROVIDED, HOWEVER that such change shall be in compliance with the terms and conditions of the Loan Documents including without limitation the terms and conditions of Section 12.1 of the Credit Agreement.

          Section 11.   AS TO EQUIPMENT AND INVENTORY.

          (a) Each Grantor will keep the Equipment and Inventory of such Grantor (other than Inventory in transit or sold in the ordinary course of business) at the places therefor specified in Section 9(a) or, upon 30 days' prior written notice to the Agent, at such other places in a jurisdiction where all action required by Section 10 shall have been taken with respect to such Equipment and Inventory (and, upon the taking of such action in such jurisdiction, Schedule III hereto shall be automatically amended to include such other places).

          (b) Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are reasonably necessary or desirable to such end. Each Grantor will promptly furnish to the Agent a statement respecting any loss or damage exceeding $100,000 to any of the Equipment or Inventory of such Grantor.

          (c) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor, except for claims which such Grantor is actively and in good faith disputing. In producing its Inventory, each Grantor will comply in all material respects with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

          (d) The Company will not permit the aggregate value of Excluded Inventory for all Grantors to exceed at any time $5,000,000.

          Section 12.   INSURANCE.

          (a) Upon the occurrence of the earlier of an Event of Default, each Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Agent from time to time. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $1,000,000 per occurrence) to be paid directly to the Agent. Each such policy shall in addition
(i) name such Grantor and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) contain the agreement by the insurer that (except for amounts permitted to be paid directly to the Company pursuant to Sections 12(b) and 12(c)), any loss thereunder shall be payable to the Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. Each Grantor will deliver to the Agent a certificate for such insurance and, if so requested by the Agent, deliver to the Agent duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and cause the insurers to acknowledge notice of such assignment.

          (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 12 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

          (c) So long as no Default or Event of Default shall have occurred and be continuing, all insurance payments received by the Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Agent to the applicable Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Agent may reasonably require. Upon the occurrence of any Default or Event of Default or the actual or constructive total loss (in excess of $1,000,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Agent and shall, in the Agent's sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in
Section 20(b).

          Section 13.   PLACE OF PERFECTION; RECORDS; COLLECTION OF RECEIVABLES.

          (a) Each Grantor will keep its chief executive office, and originals of the Related Contracts to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, at the location therefor specified in Section 9(b) or, upon 30 days' prior written notice to the Agent, at such other location in a jurisdiction where all actions required by
Section 10 shall have been taken with respect to the Collateral of such Grantor (and, upon the taking of such action in such jurisdiction, Schedule IV hereto shall be automatically amended to include such other location). Each Grantor will hold and preserve its records relating to the Collateral, the Related Contracts and chattel paper and will permit representatives of the Agent at any time during normal business hours and upon notice given reasonably in advance to inspect and make abstracts from such records and other documents.

          (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and the Related Contracts. In connection with such collections, such Grantor may take (and, at the Agent's direction, will take) such action as such Grantor or the Agent may deem necessary or advisable to enforce collection of the Receivables and the Related Contracts; PROVIDED, HOWEVER, that so long as an Event of Default shall exist the Agent shall have the right at any time, in the event that the Agent in good faith it believes that the prospect of payment of the Secured Obligations in the normal course, or the performance or collection of the Receivables or the Related Contracts of such Grantor, is impaired and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Receivables or Related Contracts of the assignment of such Receivables or Related Contracts to the Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables and the Related Contracts of such Grantor shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be deposited in the Collateral Account and either (A) released to such Grantor on the terms set forth in
Section 8 so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 20(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables or the Related Contracts to any other indebtedness or obligations of the Obligor thereof.

          Section 14.   AS TO INTELLECTUAL PROPERTY COLLATERAL.

          (a) With respect to each material item of its Intellectual Property Collateral (other than in respect of any Intellectual Property Collateral that, in the judgment of such Grantor, is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole), each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of each such item of Intellectual Property Collateral and maintain each such item of Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in the Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Agent.

          (b) Each Grantor agrees promptly to notify the Agent if such Grantor learns (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral, except to the extent the foregoing could not reasonably be expected to have a Material Adverse Effect.

          (c) In the event that any Grantor becomes aware that any item of the material Intellectual Property Collateral is being infringed or misappropriated by a third party such Grantor shall promptly notify the Agent and shall take such actions, at its expense, as such Grantor or the Agent deems reasonable and appropriate under the circumstances to protect such

Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation, except to the extent the foregoing could not reasonably be expected to have a Material Adverse Effect.

          (d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain, except to the extent the foregoing could not reasonably be expected to have a Material Adverse Effect.

          (e) Each Grantor shall take all steps which it or the Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its material Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality, except to the extent the foregoing could not reasonably be expected to have a Material Adverse Effect.

          (f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute an agreement, in substantially the form set forth in Exhibit E hereto (an "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), for recording the security interest granted hereunder to the Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

          (g) Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(f) which is not on the date hereof a part of the Intellectual Property Collateral (the "AFTER-ACQUIRED INTELLECTUAL Property"), (i) the provisions of Section 1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement and of the Credit Agreement with respect thereto, (iii) at the end of each calendar quarter, such Grantor shall notify the Agent of any and all After-Acquired Intellectual Property obtained during such calendar quarter and provide the Agent with a revised Schedule II amending it no later than 30 days after the end of such calendar quarter, and (iv) such Grantor shall execute and deliver to the Agent an IP Security Agreement Supplement covering such After-Acquired Intellectual Property as "Additional Collateral" thereunder and as defined therein, for recordation with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

          Section 15.   VOTING RIGHTS; DIVIDENDS; ETC.

          (a) So long as no Default under Sections 10.1(a), (f) or (g) of the Credit Agreement or Event of Default has occurred:

          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose other than originate Entitlement Orders (as defined in any Control Agreement) with respect to the Securities Account or the Commodity Accounts; PROVIDED HOWEVER, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

          (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; PROVIDED, HOWEVER, that any and all

                (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).

          (iii) The Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph
     (ii) above.

          (b) Upon the occurrence and during the continuance of a Default under Sections 10.1(a), (f) or (g) or an Event of Default:

          (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(a)(i) shall, upon notice to such Grantor by the Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 15(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

          (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this
     Section 15(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).

          (iii) The Agent shall be authorized to send to each Securities Intermediary or Commodity Intermediary as defined in and under any Control Agreement a Notice of Exclusive Control as defined in and under such Control Agreement.

          Section 16.   TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.

          (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or
(ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

          (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Shares pledged by such Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

          Section 17. AGENT APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby irrevocably appoints the Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Agent's discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 12,

          (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

          (d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

          Section 18. AGENT MAY PERFORM. If any Grantor fails to perform any agreement contained herein, the Agent may, as the Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under
Section 21(b).

          Section 19.   THE AGENT'S DUTIES.

          (a) The powers conferred on the Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

          (b) Anything contained herein to the contrary notwithstanding, the Agent may from time to time, when the Agent deems it to be necessary, appoint one or more subagents (each a "SUBAGENT") for the Agent hereunder with respect to all or any part of the Collateral. In the event that the Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Agent, for the benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Agent, with all rights, powers, privileges, interests and remedies of the Agent hereunder with respect to such Collateral, and (iii) the term "Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Agent with respect to such Collateral, shall include such Subagent; PROVIDED, HOWEVER, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Agent.

          Section 20. REMEDIES. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Illinois Uniform Commercial Code (whether or not the Illinois Uniform Commercial Code applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place and time to be designated by the Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Receivables and the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of the Receivables and the Related Contracts. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 21) in whole or in part by the Agent for the benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

                (I) FIRST, to the Agents for any amounts owing to the Agents pursuant to Section 12.4 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Agents;

                (II) SECOND, deposited as Collateral in the L/C Collateral Account up to an amount equal to 100% of the aggregate L/C Obligations of all outstanding Letters of Credit, PROVIDED that in the event that any such Letter of Credit is drawn, the Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in the L/C Collateral Account in respect of such Letter of Credit, PROVIDED FURTHER that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in the L/C Collateral Account shall exceed the aggregate L/C Obligations of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the order of priority set out in this Section 20(b);

                (III) THIRD, to the Issuing Banks for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to the Issuing Banks; and

                (IV) FOURTH, to the Banks for any amount then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to the Banks.

     Any surplus of such cash or cash proceeds held by or on the behalf of the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) All payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

          (d) The Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held in the Cash Concentration Accounts, the Collateral Account or the L/C Collateral Account or in any deposit account related thereto.

          (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill of the business connected with and symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Agent or its designee such Grantor's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

          Section 21.   INDEMNITY AND EXPENSES.

          (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          (b) Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

          Section 22.   AMENDMENTS; WAIVERS; ADDITIONAL GRANTORS; ETC.

          (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "SECURITY AGREEMENT SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GRANTOR" and shall be and become a Grantor hereunder and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and (ii) the supplemental schedules I, II, III, IV, V, VI, VII, VIII and IX attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III, IV, V, VI, VII, VIII and IX respectively, hereto, and the Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

          Section 23. NOTICES; ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopier) and mailed, telegraphed, telecopied or delivered to, in the case of the Company or the Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Company, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company, telecopied, respectively, addressed as aforesaid; except that notices and other communications to the Agent shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

          Section 24. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Revolving Termination Date and (iii) the termination or expiration of all

Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Credit Extensions and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Banks herein or otherwise, in each case as provided in the Credit Agreement.

          Section 25.   RELEASE; TERMINATION.

          (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; PROVIDED, HOWEVER, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Article II of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Agent when and as required under Article II of the Credit Agreement.

          (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Revolving Termination Date and (iii) the termination or expiration of all Letters of Credit, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          Section 26. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

          Section 27. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, notwithstanding the conflicts or choice of law principles thereof.

          Section 28. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GRANTORS AND THE COLLATERAL AGENT EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE GRANTORS AND THE AGENT EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

          Section 29. WAIVER OF JURY TRIAL. THE GRANTORS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GRANTORS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          Section 30. RIGHT OF RECOVERY. Anything contained in the Loan Documents, including Guaranties to the contrary notwithstanding, the right of recovery against each Grantor that is a Guarantor shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Grantor's obligations under its Guaranty or this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Grantor (a) in respect of intercompany indebtedness to the

Company or Affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Grantor under its Guaranty or this Agreement and (b) under any guaranty of senior unsecured indebtedness or indebtedness subordinated in right of payment to the Secured Obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this Section, pursuant to which the liability of such Grantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Grantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Grantors and other Affiliates of the Company of obligations under guaranties by such parties (including this Agreement).

          Section 31.   SUBROGATION, CONTRIBUTION, ETC.

          (a) In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 31(c)), the Company agrees that (i) in the event any Grantor that is a Guarantor makes a payment under any of its Guaranty, the Company shall indemnify such Grantor for the full amount of such payment and such Grantor shall be subrogated to the rights of the person to whom such payment is made to the extent of such payment and (ii) in the event any assets of any Grantor that is a Domestic Subsidiary are sold pursuant to any Loan Document to satisfy a claim of any Secured Party, the Company shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

          (b) Each Grantor that is a Domestic Subsidiary (a "CONTRIBUTING GRANTOR") agrees (subject to Section 31(c)) that, in the event any other Grantor that is a Guarantor makes a payment under any of its Guaranty or any assets of any other Grantor that is a Guarantor are sold pursuant to any Loan Document to satisfy a claim of any Secured Party and such other Subsidiary Grantor (the "CLAIMING GRANTOR") has not been fully indemnified by the Company as provided in
Section 31), the Contributing Grantor shall indemnify the Claiming Grantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Grantor on the date hereof and the denominator shall be the net worth of all Grantors on the date hereof (or, in the case of any Grantor pursuant to Section 22, the date of the Security Agreement Supplement hereto executed) and any Contributing Grantor making a payment to a Claiming Grantor pursuant to this Section shall be subrogated to the rights of such Claiming Grantor under Section 31(a) to the extent of such payment.

          (c) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 31(a) and 31(b) and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations. No failure on the part of the Company or any other Grantor to make the payments required by 31(a) and 31(b) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder and under the other Loan Documents, and each

Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder and under the other Loan Documents.

          Section 32.   CERTAIN THIRD-PARTY AGREEMENTS.

          (a) This Agreement is absolute, unconditional and irrevocable and is in no way conditioned or contingent on the Company's or any Grantor's performance of any obligation hereunder or under any other Loan Document, any attempt to enforce in whole or in part any of the Company's liabilities and obligations to any Secured Party or the existence or continuance of the Company or any other Person as a legal entity, nor shall this Agreement or the Grantors' respective obligations hereunder be limited, impaired, restricted or otherwise affected by the consolidation or merger of the Company with or into any other entity, the sale, lease or other disposition by the Company of all or substantially all of its assets to any other entity (whether or not effected in compliance with the Loan Documents), or the bankruptcy or insolvency of the Company, the admission in writing by the Company of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors.

          (b) The Collateral Agent and the other Secured Parties may, at any time and from time to time, without the consent of or notice to the Grantors, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to the Grantors, and without impairing or releasing the obligations of the Grantors hereunder, upon or without any terms or conditions and in whole or in part, (i) to the extent permitted by the Loan Documents, change the manner, place and terms of payment or change or extend the time of payment of, renew or alter any obligation of the Company hereby secured, or in any manner modify, amend or supplement the terms of the Loan Documents (other than this Agreement) or any documents, instruments or agreements executed in connection therewith (other than this Agreement), and this Agreement shall apply to the obligations and liabilities of the Company, as changed, extended, renewed, modified, amended, supplemented or altered in any manner, (ii) subject to the terms of this Agreement and the other Loan Documents exercise or refrain from exercising any rights against the Company or others (including the other Grantors) or otherwise act or refrain from acting, (iii) settle or compromise any obligations and liabilities herein secured or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to the Collateral Agent, the other Secured Parties or others, (iv) in the manner permitted by the Loan Documents, sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Secured Obligations, any liabilities or obligation (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or any other obligations or liabilities of the Company or the other Grantors to the Secured Parties or any offset there against, (v) take and hold security or additional security for any or all of the Secured Obligations, (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of the Company to the Secured Parties regardless of what obligations and liabilities remain unpaid, and (vii) in accordance with the Loan Documents, assign their rights and interests under this Agreement or the other Loan Documents, in whole or in part. Without limiting the generality of the foregoing, each Grantor hereby specifically waives such Grantor's rights and benefits under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety if the underlying obligation is altered in any respect or if the rights and remedies of the creditor against the principal in respect of a secured obligation are in any way altered, impaired or suspended and agrees that, by so doing, such Grantor's obligations hereunder shall continue even if the Secured Parties alter any obligations under the Loan Documents (other than this Agreement) in any respect or the Secured Parties' remedies or rights against the Company are in any way impaired or suspended without such Grantor's consent.

          (c) No invalidity, irregularity or unenforceability of the obligations or liabilities of the Company under the Credit Agreement or any other Loan Document shall affect, impair or be a defense to this Agreement. Each Grantor hereby waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety as a result of any disability or absence of liability of the principal or any defense to liability or enforcement which the principal may have and agrees that, by so doing, such Grantor's obligations and the security interests granted hereunder shall continue even if the Company had no liability at the time of execution of the Credit Agreement or thereafter ceased or ceases to be liable. Each Grantor also waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to limit the liability of a surety to that of the principal or to reduce the liability of a surety in proportion to any reduction in the liability of the principal and agrees that, by so doing, such Grantor's obligations hereunder may be more burdensome than that of the Company.

          (d) Each Grantor, to the extent permitted under applicable law, hereby waives any right, whether arising under any statute, regulation, judicial decision or otherwise, to require the Collateral Agent or any other Secured Party to (i) proceed against the Company or any other Person acting as surety, guaranteeing or providing collateral or other credit support for the Company's obligations under the Loan Documents (each a "THIRD PARTY CREDIT SUPPORT PROVIDER"), (ii) proceed against or exhaust any security received from the Company or any Third Party Credit Support Provider, or (iii) pursue any other right or remedy in the Collateral Agent's or the other Secured Parties' power whatsoever.

          (e) Each Grantor further waives, to the extent permitted under applicable law: (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of such Grantor against the Company, any Third Party Credit Support Provider or any security, whether resulting from an election by the Collateral Agent and the other Secured Parties to foreclose upon security by judicial or nonjudicial sale or otherwise; (ii) any setoff or counterclaim of the Company or any defense of any kind (including defenses resulting from any disability) or the cessation or stay of enforcement from any cause whatsoever of the liability of the Company (including without limitation the lack of validity or enforceability of the Loan Documents); (iii) any right to exoneration, in whole or in part, of sureties or Third Party Credit Support Providers which would otherwise be applicable; (iv) except as required under the respective Loan Documents, all presentments, demands for performance, notices of non-performance, protests, notice of dishonor, notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional obligations under the Loan Documents, or any other notices of any kind; and (v) all valuation, appraisal, extension or redemption laws now or hereafter in effect.

          (f) Each Grantor acknowledges that it has the ability, and hereby assumes the obligation and responsibility, to keep informed of the financial condition of the Company and any Third Party Credit Support Provider and of other matters or circumstances affecting the ability of any of them to pay or perform their respective obligations thereunder or the risk of nonpayment and nonperformance. Each Grantor hereby waives any obligation on the part of the Collateral Agent or any other Secured Party to inform such Grantor of the financial condition, or any changes in financial condition, of the Company or any Third Party Credit Support Provider or of any other matter or circumstance which might effect the ability of the Company to pay and perform under the Loan Documents, or the risk of nonpayment or nonperformance.

                       [SIGNATURES ON THE FOLLOWING PAGES]

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                      MIDWAY GAMES INC.


                                      By   /s/ Thomas E. Powell
                                        -------------------------------------
                                      Print Name: Thomas E. Powell
                                      Title: Executive Vice President - Finance,
                                      Treasurer and Chief Financial Officer

ADDRESS FOR NOTICES FOR ALL MIDWAY
ENTITIES:                             MIDWAY INTERACTIVE INC.
c/o Midway Games Inc.
Attn: Chief Financial Officer
2704 West Roscoe Street               By:  /s/ Thomas E. Powell
Chicago, Illinois 60618-5910             ------------------------------------
Telephone:   (708) 961-2222           Print Name: Thomas E. Powell
Facsimile:   (708) 961-2099           Title: Executive Vice President - Finance,
                                      Treasurer and Chief Financial Officer

With a copy to:

Deborah K. Fulton
Senior Vice President, Secretary and  MIDWAY HOME ENTERTAINMENT INC.
General Counsel
Midway Games Inc.
2704 West Roscoe Street               By:  /s/ Thomas E. Powell
Chicago, Illinois 60618-5910             ------------------------------------
Telephone:   (708) 961-2850           Print Name: Thomas E. Powell
Facsimile:   (708)961-2299            Title: Executive Vice President - Finance,
                                      Treasurer and Chief Financial Officer


                                      MIDWAY GAMES WEST INC.


                                      By:  /s/ Thomas E. Powell
                                         ------------------------------------
                                      Print Name: Thomas E. Powell
                                      Title: Executive Vice President - Finance,
                                      Treasurer and Chief Financial Officer

                                      MIDWAY AMUSEMENT GAMES, LLC


                                      By:  /s/ Thomas E. Powell
                                         ------------------------------------
                                      Print Name: Thomas E. Powell
                                      Title: Executive Vice President - Finance,
                                      Treasurer and Chief Financial Officer


                                      MIDWAY SALES COMPANY, LLC


                                      By:  /s/ Thomas E. Powell
                                         ------------------------------------
                                      Print Name: Thomas E. Powell
                                      Title: Executive Vice President - Finance,
                                      Treasurer and Chief Financial Officer


                                      MIDWAY HOME STUDIOS INC.


                                      By:  /s/ Thomas E. Powell
                                         ------------------------------------
                                      Print Name: Thomas E. Powell
                                      Title: Executive Vice President - Finance,
                                      Treasurer and Chief Financial Officer

Accepted by:

BANK OF AMERICA, N.A., AS AGENT

By:  /s/ David A. Johanson
   --------------------------------
Print Name: David A. Johanson
Title: Vice President

LIST OF EXHIBITS

Exhibit A     Form of Security Agreement Supplement
Exhibit B     Form of Pledged Account Letter
Exhibit C     Form of Control Agreement (Securities Account)
Exhibit D     Form of Control Agreement (Commodity Account)
Exhibit E     Form of Amended and Restated Intellectual Property Security
              Agreement
Exhibit F     Form of Amended and Restated Intellectual Property Security
              Agreement Supplement
Exhibit G     Form of Cash Concentration Account Letter
Exhibit H     Intercompany Note


LIST OF SCHEDULES

Schedule I    Pledged Shares and Pledged Debt
Schedule II   Patents, Trademarks, Trade Names, Copyrights and Licenses
Schedule III  Locations of Equipment and Inventory
Schedule IV Chief Executive Office, State of Incorporation or Formation, and Location of Books, Records and Original Chattel Paper Pertaining to Receivables
Schedule V    Federal Tax Identification Number
Schedule VI Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names
Schedule VII  Inventory Stored with Warehousemen or on Leased Premises
Schedule VIII Leased Equipment
Schedule IX   Pledged Accounts (Deposit Accounts and Lockbox Accounts)
Schedule X    Unblocked Accounts
Schedule XI   Cash Concentration Accounts